UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(425) 452-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on January 20, 2015, Hipcricket, Inc. (the “Company” or “Debtor”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  Since filing its petition, the Company has operated as debtor in possession under the jurisdiction of the Bankruptcy Court.

On May 14, 2015, the Bankruptcy Court entered an order (Docket No. 428) (the “Confirmation Order”) confirming the Amended Chapter 11 Plan of Reorganization of the Debtor Dated March 31, 2015, as Modified (collectively with all exhibits and supplements and modifications or other amendments thereto, the “Plan”).  The Plan became effective on May15, 2015 (the “Effective Date”), the date upon which the Debtor filed its Notice of (I) Entry of Order Confirming, and Occurrence of Effective Date of, Amended Chapter 11 Plan of Debtor; (II) Bar Date for Administrative Claims; and (III) Certain Releases and Injunction Thereunder.  Pursuant to the Confirmation Order, on the Effective Date, (a) the Company continued in existence as a reorganized entity (the “Reorganized Company”), (b) substantially all assets of the Company, except certain potential estate causes of action which may result in litigation recoveries to be distributed to holders of allowed claims pursuant to Article VII of the Plan and funds earmarked for payment of professional fees in connection with the chapter 11 case, vested in the Reorganized Company, (c) all previously outstanding common stock of the Company and all rights to convert, exchange or receive Company common stock were automatically cancelled and the Company’s stockholders will not be entitled to receive or retain any cash, securities or other property on account of their cancelled, released and extinguished common shares and rights, and (d) ESW Capital LLC received 100% of the new equity in, and became the sole shareholder of, the Reorganized Company as follows: (i) in its capacity as DIP Lender, ESW Capital LLC received 60% of the newly issued and outstanding equity of the Reorganized Company on the Effective Date in exchange for cancelling $3,000,000 due to it under the DIP Note and was repaid the remaining amount outstanding under the DIP Note, and (ii) in its capacity as Plan Sponsor, ESW Capital LLC received 40% of the newly issued and outstanding equity of the Reorganized Company in exchange for (y) a cash payment of $5,250,000, and (z) payment of cure costs required to be made in order to assume certain agreements.

The description of the Confirmation Order and the Plan contained herein does not purport to be complete and is qualified in its entirety by the reference to the Confirmation Order and the Plan attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.  Copies of the Confirmation Order and the Plan are also publicly available at www.omnimgt.com/hipcricket.

Item 7.01	Regulation FD Disclosure.

For access to the Bankruptcy Court documents and other general information about the Chapter 11 Case (In re Hipcricket, Case No. 15-10104), please visit www.omnimgt.com/hipcricket. Information contained on or that can be accessed through such website is not part of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

No.	Description

99.1	Order Granting Final Approval of Disclosure Statement and Confirming Amended Plan of Reorganization of Debtor, As Modified

99.2	Amended Plan of Reorganization of Hipcricket, Inc. Dated March 31, 2015, As Modified

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: May 15, 2015	By:	/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer